Exhibit 99.1

Vantage Drilling International Reports Fourth Quarter and Full-Year 2020 Results

HOUSTON, March 18, 2021 (GLOBE NEWSWIRE) -- Vantage Drilling International ("Vantage" or the “Company”) reported a net loss attributable to controlling interest of approximately $44.9 million or $3.42 per diluted share for the three months ended December 31, 2020, based on the weighted average shares outstanding after the conversion of our convertible notes in December 2019, as compared to a net loss attributable to controlling interest of $61.4 million or $8.22 per diluted share for the three months ended December 31, 2019.

For the year ended December 31, 2020, Vantage reported net loss attributable to controlling interest of approximately $276.7 million or $21.10 per diluted share, as compared to a net income attributable to controlling interest of $455.7 million or $80.27 per diluted share for the year ended December 31, 2019.

As of December 31, 2020, Vantage had approximately $154.5 million in cash, including $12.5 million of restricted cash, compared to $242.9 million in cash, including $11.0 million of restricted cash at December 31, 2019. The Company used $85.3 million in cash from operations in 2020 compared to $535.6 million generated, including cash collected in the Petrobras settlement in 2019.

Ihab Toma, CEO, commented: “2020 was unlike any year that preceded it.  The arrival of COVID-19 caused, and its spread continues to cause, widespread illness and significant loss of life, leading governments across the world to impose and maintain severely stringent limitations on movement and human interaction - essentially shutting down economies. In this difficult environment, it was inevitable that our industry would contract just as it appeared that the previous downturn that began in 2014 finally was showing signs of easing.  Notwithstanding these challenges, the Company recorded its safest year ever and operated with high levels of efficiency, a true testament of the excellence and commitment of the Vantage team.”

Mr. Toma continued: “As 2021 further unfolds, crude prices have improved and industry sentiment appears more hopeful. Three of our previously stacked rigs, the Topaz Driller, the Sapphire Driller and the Aquamarine Driller, are expected to begin campaigns for clients during the first half of the year. While, as previously announced, the Platinum Explorer has secured a follow-on two-year contract with ONGC that will begin later this year.  As has been the case, our focus remains on putting our rigs back to work, operating safely and efficiently, managing costs and conserving cash while continuing to deliver high quality service to our esteemed clients.”

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with a fleet of two ultra-deepwater drillships, and five premium jackup drilling rigs. Vantage's primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells globally for major, national and independent oil and natural gas companies. Vantage also provides construction supervision services and preservation management services for, and will operate and manage, drilling units owned by others.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the company's filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.  Vantage disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Public & Investor Relations Contact:

     Douglas E. Stewart

     Chief Financial Officer and General Counsel

     Vantage Drilling International

     C/O Vantage Energy Services, Inc.

     777 Post Oak Blvd., Suite 800

     Houston, Texas 77056

     (281) 404-4700

Vantage Drilling International
Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue
Contract drilling services	$16,474	$42,996	$112,013	$144,571
Contract termination revenue	—	—	—	594,029
Reimbursables and other	1,946	6,270	14,849	22,248
Total revenue	18,420	49,266	126,862	760,848
Operating costs and expenses
Operating costs	35,194	42,355	149,084	156,893
General and administrative	5,307	42,534	21,022	128,548
Depreciation	14,569	18,329	69,216	73,820
Loss on impairment	—	—	128,876	—
Total operating costs and expenses	55,070	103,218	368,198	359,261
Income (loss) from operations	(36,650)	(53,952)	(241,336)	401,587
Other income (expense)
Interest income	18	2,754	871	116,368
Interest expense and other financing charges	(8,510)	(9,860)	(34,041)	(46,575)
Other, net	325	(5)	2,646	216
Total other (expense) income	(8,167)	(7,111)	(30,524)	70,009
(Loss) income before income taxes	(44,817)	(61,063)	(271,860)	471,596
Income tax provision (benefit)	145	(731)	4,897	15,121
Net (loss) income	(44,962)	(60,332)	(276,757)	456,475
Net (loss) income attributable to noncontrolling interests	(54)	1,053	(38)	741
Net (loss) income attributable to shareholders	$(44,908)	$(61,385)	$(276,719)	$455,734
(Loss) earnings per share, Basic and Diluted	$(3.42)	$(8.22)	$(21.10)	$80.27
Weighted average ordinary shares outstanding, Basic and Diluted	13,115	7,470	13,115	5,677

Vantage Drilling International
Supplemental Operating Data
(Unaudited, in thousands, except percentages)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Operating costs and expenses
Jackups	$13,139	$15,685	$62,101	$62,448
Deepwater	18,549	19,775	69,377	70,184
Operations support	2,113	4,064	9,744	13,538
Reimbursables	1,393	2,831	7,862	10,723
	$35,194	$42,355	$149,084	$156,893
Utilization
Jackups	40.0%	99.1%	56.5%	97.4%
Deepwater	20.4%	61.1%	38.9%	46.1%

Vantage Drilling International
Consolidated Balance Sheet
(In thousands, except share and par value information)
(Unaudited)

	December 31, 2020	December 31, 2019

ASSETS
Current assets
Cash and cash equivalents	$141,945	$231,947
Restricted cash	7,996	2,511
Trade receivables, net of allowance for doubtful accounts of $5.0 million and $0.0 million, respectively	24,717	46,504
Materials and supplies	49,861	48,368
Prepaid expenses and other current assets	27,323	16,507
Total current assets	251,842	345,837
Property and equipment
Property and equipment	794,944	1,002,968
Accumulated depreciation	(278,562)	(281,842)
Property and equipment, net	516,382	721,126
Operating lease ROU assets	3,997	6,706
Other assets	12,126	17,068
Total assets	$784,347	$1,090,737

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$23,638	$49,599
Other current liabilities	24,734	26,936
Total current liabilities	48,372	76,535
Long–term debt, net of discount and financing costs of $4,781 and $6,421	345,219	343,579
Other long-term liabilities	15,011	17,532
Commitments and contingencies
Shareholders' equity
Ordinary shares, $0.001 par value, 50 million shares authorized; 13,115,026 shares issued and outstanding, respectively	13	13
Additional paid-in capital	634,181	634,770
Accumulated (deficit) earnings	(259,655)	17,064
Controlling interest shareholders' equity	374,539	651,847
Noncontrolling interests	1,206	1,244
Total equity	375,745	653,091
Total liabilities and shareholders’ equity	$784,347	$1,090,737

Vantage Drilling International
Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)

	Year Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(276,757)	$456,475
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities
Depreciation expense	69,216	73,820
Amortization of debt financing costs	1,640	1,627
Amortization of debt discount	—	5,354
Amortization of contract value	—	1,643
PIK interest on the Convertible Notes	—	7,132
Share-based compensation expense	1,615	957
Deferred income tax expense (benefit)	221	(51)
Loss on disposal of assets	52	155
Gain on settlement of restructuring agreement	(2,278)	—
Loss on impairment	128,876	—
Changes in operating assets and liabilities:
Trade receivables, net	21,787	(18,073)
Materials and supplies	(1,852)	(3,174)
Prepaid expenses and other current assets	(1,237)	771
Other assets	3,716	4,265
Accounts payable	(23,683)	5,227
Other current liabilities and other long-term liabilities	(6,618)	(489)
Net cash (used in) provided by operating activities	(85,302)	535,639
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(3,155)	(7,798)
Net cash used in investing activities	(3,155)	(7,798)
CASH FLOWS FROM FINANCING ACTIVITIES
Contributions from holders of noncontrolling interests	—	1,197
Distributions to shareholders	—	(524,994)
Debt issuance costs	—	(487)
Net cash used in financing activities	—	(524,284)
Net (decrease) increase in unrestricted and restricted cash and cash equivalents	(88,457)	3,557
Unrestricted and restricted cash and cash equivalents—beginning of period	242,944	239,387
Unrestricted and restricted cash and cash equivalents—end of period	$154,487	$242,944